Collective Brands Hosts Annual Institutional Investor Conference, Provides Progress Report on Key Growth Initiatives, Updated Financial Guidance

Management Shows Strength of Business Model to Generate Strong Cash Flow, Achieve Rapid Growth of Premium Brands and Expand Global Footprint

KANSAS CITY, MO -- (Marketwire - October 21, 2010) - Collective Brands, Inc. (NYSE: PSS) today held its annual Investor Conference for institutional investors and financial analysts. The Company presented its hybrid business model built on powerful brands that deliver innovative products that connect with consumers through multiple distribution channels including retail, wholesale, licensing and e-commerce. Management outlined growth plans in all areas of its businesses, highlighted by the most rapid growth in global wholesale brands and Payless international.

"We are focused on building dynamic, exciting and relevant brands with innovative products and delivering them to customers where and how they love to shop," said Matthew E. Rubel, chairman, chief executive officer and president of Collective Brands. "Our brands leverage a powerful, diversified global business model and infrastructure to generate strong cash flows, which enable us to grow shareholder value in a steady manner. We anticipate this business model will drive average earnings per share growth of 12-16% over the next three to five years."

Payless ShoeSource

Management articulated the keys to success at Payless are to drive the execution of its business strategy, including leveraging and expanding the Payless "House of Brands" strategy; delivering fresh, on-trend product; supporting brand and product stories with an integrated, aspirational marketing strategy; and providing an engaging, fun shopping experience.

Several programs were outlined to connect with expressive consumers, grow accessories and expand the children's business. Payless is leveraging the strength of existing brands such as Champion and designer label Christian Siriano for Payless by expanding into new product categories and broadening the brands' distribution. Payless is also expanding the Dexter brand with DexFlex, fusing comfort technologies with style for women, and launched its beauty collection in 1,500 stores in September 2010, which will expand to 3,000 stores late in 2011.

Internationally, Payless outlined expectations for continued growth including expansion in Latin America and entering new, emerging markets through franchising. Payless expects to open at least 80 franchise stores in nine countries in 2011, with opportunities to expand to 700 stores within five years and 1,400 stores long-term.

Collective Brands Performance + Lifestyle Group (PLG)

PLG continues to build momentum and is well-positioned for global growth, driven by each brand's strategy and unique marketplace position. The PLG brands -- Sperry Top-Sider, Saucony, Keds, and Stride Rite -- have clearly defined, consumer-driven distribution strategies to ensure that the premium products are sold through the right distribution channels and that each brand is focused on strategic execution, targeting investments in the areas of product innovation and technology to continue to drive growth.

Sperry Top-Sider is experiencing accelerating sales growth and market share gains through its evolution to a full performance and lifestyle brand by expanding beyond its core boat shoe business into more fashion and trend-driven product that appeals to the style savvy consumer, which has driven substantial growth in Sperry's women's business and men's casual business. The brand is also focusing on more innovative performance product through its Advanced Water Technology platform. Sperry will continue to expand its retail presence, as the five U.S.-based Sperry Top-Sider stores opened to date are exceeding expectations.

The Keds brand is on track for a successful turnaround built upon the success of the brand's iconic Champion style. Keds is focused on the millennial consumer, and is elevating the brand's position through collaborations with trend influencers, retailers and designers to build distribution with premium retailers that are more consistent with its new brand image.

Saucony has seen strong growth across key distribution channels and is evolving to a performance lifestyle brand dedicated to runners and performance athletes. The brand is leveraging best-in-class product innovation to drive its core lines and to expand into new footwear categories, including trail running and minimalism/natural movement shoes. Additional product categories such as apparel continue to be an opportunity.

Stride Rite Children's Group is focusing on connecting with moms by clearly communicating the brand's points of differentiation: health, style, quality and durability, while also engaging kids through exciting brands like Glitzy Pets and Slingshot, all supported by enhanced, kid-targeted marketing. The brand is also launching its new STEP program (Scientifically Tested, Everyday Proven), which offers the only full footwear solution that meets kids needs from pre-walk to pre-school through utilizing Stride Rite's SRT Soft Motion technology, which has been statistically shown to promote a lifetime of healthier walking patterns.

Long-Term Financial Outlook

Management provided long-term growth targets for the Company including net sales growth of 3-5%, operating profit growth of 9-12%, and earnings per share growth of 12-16%. Management outlined initiatives designed to capitalize on key growth opportunities and leverage the company's business model.

Collective Brands expects capital expenditures to increase to approximately $110 million in 2011 to support growth initiatives including international store openings.

Over the next three to four years, the company expects an overall slight decline in Payless' net store count, with 105 to 125 store closings domestically, and 70 to 80 store openings internationally. Sperry Top-Sider is expected to grow its store count by 40 to 60 stores, while the Stride Rite store count is expected to remain generally flat.

A replay of the presentations made by Collective Brands management is available on the company's website at www.collectivebrands.com.

About Collective Brands, Inc. and Forward Looking Statements

Collective Brands, Inc. is a leader in bringing compelling lifestyle, fashion and performance brands for footwear and related accessories to consumers worldwide. Collective Brands, Inc. is the holding company for Payless ShoeSource, Collective Brands Performance + Lifestyle Group, and Collective Licensing International. Payless ShoeSource is the largest specialty family footwear retailer in the Western Hemisphere. It is dedicated to democratizing fashion and design in footwear and accessories and inspiring fun, fashion possibilities for the family at a great value. The Collective Brands Performance + Lifestyle Group markets lifestyle and performance branded footwear for children and adults sold primarily through wholesale and retail under well-known brand names including Stride Rite, Saucony, Sperry Top-Sider, and Keds. Collective Licensing International is a leading youth lifestyle marketing and global licensing company with a portfolio of brands including Airwalk®, Above The Rim®, Vision Street Wear®, STRIKEFORCE™, Clinch Gear™, Sims®, Lamar® and LTD®, World Snowboarding Championships™ and Hind®. Information about, and links for shopping at, each of Collective Brands' units can be found at www.collectivebrands.com.

This release contains forward-looking statements. The statements in this news release regarding the business outlook, expected performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. The words "expected," "intends," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to forward-looking statements, management has made assumptions regarding, among other things, customer spending patterns, weather, pricing, operating costs, the timing of various events and the economic and regulatory environment. A variety of factors could cause actual results and experience to differ materially from the anticipated results or expectations expressed in forward-looking statements. These risks and uncertainties that may affect the operations, performance, and results of Collective Brands' business include, but are not limited to, outcomes of current or future litigation including but not limited to intellectual property, employment litigation, and class actions; the inability to renew material leases, licenses, or contracts upon their expiration; the ability to identify and negotiate leases for new locations on acceptable terms or to terminate unwanted leases on acceptable terms; changes in consumer preferences, spending patterns and overall economic conditions; the impact of competition and pricing; changes in weather patterns; the financial condition of suppliers; changes in existing or potential duties, tariffs or quotas and the application thereof; changes in relationships between the U.S. and foreign countries as well as between foreign countries; changes in relationships between Canada and foreign countries; economic and political instability in foreign countries, or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom the Company sources are located or in which the Company operates stores or otherwise does business; changes in trade, intellectual property, customs and/or tax laws; fluctuations in currency exchange rates, e.g. changes in the value of the dollar relative to the Chinese yuan or Canadian dollar; the ability to hire, train and retain associates; performance of other parties in strategic alliances; general economic, business and social conditions in the countries from which Collective Brands sources products, supplies or has or intends to open stores; the ability to comply with local laws in foreign countries; threats or acts of terrorism or war; strikes, work stoppages and/or slowdowns by unions that play a significant role in the manufacture, distribution or sale of product; changes in commodity prices such as oil; and other risks referenced from time to time in filings of ours with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended January 30, 2010 in Part I, Item 1A, "Risk Factors". Collective Brands believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Collective Brands is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

Investment Community Contact:
James Grant
(785) 559-5321

Media Contact:
Mardi Larson
(612) 928-0202